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                                                                    Exhibit 21.1



                         Subsidiaries of the Registrant


SUBSIDIARY OR ORGANIZATION                  COUNTY OR STATE OF INCORPORATION
--------------------------                  --------------------------------

AdKnowledge Inc.                                        California
ADSmart Corporation                                     Delaware
Engage Asia Ltd.                                        Hong kong
Engage Australia Pty. Ltd.                              Australia
Engage Canada Company                                   Canada
Engage Canada Holdings Corp.                            Delaware
Engage Canada Holdings Corp. II                         Delaware
Engage France SAS                                       France
Engage Italia srl                                       Italy
Engage Securities Corporation                           Massachusetts
Engage Sverige AB                                       Sweden
Engage Technologies GmbH                                Germany
Engage UK Ltd.                                          United Kingdom
Flycast Communications Corporation                      Delaware
Flycast Deutschland GmbH                                Germany
Focalink Communications Corporation                     California
Internet Profiles Corporation                           California
Interstep, Inc.                                         Massachusetts
MediaBridge Technologies, Inc.                          Delaware
MediaBridge UK Limited                                  United Kingdom
Midsystems UK Limited                                   United Kingdom
Space Ad Network Sdn Bdh                                Malaysia
Space Asia Media Pty. Ltd.                              Singapore
Space Media Holdings Ltd.                               British Virgin Islands